EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated December 27, 2005 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 551 as of December 27, 2005 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."



                                                              Grant Thornton LLP

                                                              New York, New York
December 27, 2005